UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 7, 2005

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At a meeting of the Board of Directors of Energizer Holdings, Inc. held on November 7, 2005, the Board approved an amendment of the Company’s director compensation program. The program had provided that annually, commencing on December 31, 2005, each director would be credited with 500 stock equivalent units in the Company’s Deferred Compensation Plan. The Board, upon the recommendation of the compensation consultant to the Board’s Nominating and Executive Compensation Committee, determined that in lieu of that grant of a specific number of equivalents, each director would instead, on that same date, be credited with that number of equivalents having a value of $57,000, based on the 10-day average trading price of the Company’s common stock ending on the date of crediting.

ITEM 5.03. AMENDMENTS TO BYLAWS

At the same meeting, the Board approved amendment of the Company’s Bylaws to provide that the annual meeting of shareholders will be held on the fourth Monday in January of each year, instead of the fourth Tuesday. A copy of the Bylaws, as amended, is attached as Exhibit 3(ii).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: November 7, 2005

EXHIBIT INDEX

Exhibit No.

3 (ii)       Amended Bylaws of Energizer Holdings, Inc.